UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Titan Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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February 19, 2020

**** URGENT REMINDER ****

**** TIME SENSITIVE ****

Dear Fellow Titan Pharmaceuticals Stockholder:

As of the date of this letter, we still have not received your vote for the Special Meeting of Stockholders of Titan Pharmaceuticals, Inc., which is scheduled to be held on March 2, 2020.

YOUR VOTE IS IMPORTANT PLEASE VOTE TODAY!

Your Board of Directors strongly recommends that you vote your shares FOR the Reverse Stock Split proposal.

A favorable vote facilitates our ability to regain compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market. Just as important, it also provides requisite authorized shares of the company to complete any value creating potential business mergers or product acquisitions that we might wish to pursue in the future, as well as raise additional funds, as needed, to finance these activities and our ongoing operations. This proposal requires a majority of the outstanding shares of Titan Pharmaceuticals common stock voting in favor in order to pass, so every vote is important.

The independent proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co. have reviewed the proxy statement and recommend that stockholders vote FOR this proposal.

WE URGE YOU TO VOTE IN FAVOR OF THE PROPOSAL

Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC, at 800-662-5200

Thank you for your investment in Titan Pharmaceuticals, Inc. and taking the time to vote your shares.

Sincerely,

Marc Rubin, M.D.

Executive Chairman

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080 Tel. (650)244-4990 Fax (650)244-4956